                                                                      EXHIBIT 12



                          ALLIANCE GAMING CORPORATION
 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND
                             (DOLLARS IN THOUSANDS)


                                                                                                                 PRO FORMA
                                                                                                                 COMBINED
                                                                                                                 FINANCIAL
                                                                                                                INFORMATION
                                                                                                                -----------
                                                                      FISCAL YEARS ENDED JUNE 30,               YEAR ENDED
                                                         -----------------------------------------------------   JUNE 30,
                                                           1991       1992       1993       1994       1995        1995
                                                         ---------  ---------  ---------  ---------  ---------  -----------
Earnings:
  Net income (loss)....................................  $ (15,816) $  (4,680) $  (3,650) $ (13,128) $ (10,752)  $  (3,620)
  Income taxes.........................................     (5,958)                             241        265       2,555
  Imputed interest on rents............................     16,485     16,647     19,966     21,700     21,843      21,843
  Interest and debt discount amortization..............      4,663      4,505      5,046      6,830      8,133      23,229
                                                         ---------  ---------  ---------  ---------  ---------  -----------
    Earnings (loss) as defined for ratio...............  $    (626) $  16,472  $  21,362  $  15,643  $  19,489   $  44,007
                                                         ---------  ---------  ---------  ---------  ---------  -----------
                                                         ---------  ---------  ---------  ---------  ---------  -----------
Fixed Charges:
  Imputed interest on rents............................  $  16,485  $  16,647  $  19,966  $  21,700  $  21,843   $  21,843
  Interest and debt discount amortization..............      4,663      4,505      5,046      6,830      8,133      23,229
                                                         ---------  ---------  ---------  ---------  ---------  -----------
    Fixed charges as defined for ratio.................  $  21,148  $  21,152  $  25,012  $  28,530  $  29,976   $  45,072
                                                         ---------  ---------  ---------  ---------  ---------  -----------
                                                         ---------  ---------  ---------  ---------  ---------  -----------
Ratio of earnings to fixed charges.....................      (0.03)      0.78       0.85       0.55       0.65         .98
                                                         ---------  ---------  ---------  ---------  ---------  -----------
                                                         ---------  ---------  ---------  ---------  ---------  -----------
Amounts by which earnings were adequate (inadequate) to
 cover fixed charges...................................  $ (21,774) $  (4,680) $  (3,650) $ (12,887) $ (10,487)  $  (1,065)
                                                         ---------  ---------  ---------  ---------  ---------  -----------
                                                         ---------  ---------  ---------  ---------  ---------  -----------
Pro forma fixed charge for Preferred Stock dividend....         --         --         --         --         --      (8,038)
                                                         ---------  ---------  ---------  ---------  ---------  -----------
Amount by which pro forma earnings were (inadequate) to
 cover fixed charges and Preferred Stock
 dividend..............................................         --         --         --         --         --      (9,103)
                                                         ---------  ---------  ---------  ---------  ---------  -----------
                                                         ---------  ---------  ---------  ---------  ---------  -----------


                                                          NINE MONTH
                                                         PERIOD ENDED
                                                           MARCH 31,
                                                             1996
                                                         -------------
Earnings:
  Net income (loss)....................................    $ (11,255)
  Income taxes.........................................        1,508
  Imputed interest on rents............................       10,721
  Interest and debt discount amortization..............       16,922
                                                         -------------
    Earnings (loss) as defined for ratio...............    $  17,896
                                                         -------------
                                                         -------------
Fixed Charges:
  Imputed interest on rents............................    $  16,922
  Interest and debt discount amortization..............       10,721
                                                         -------------
    Fixed charges as defined for ratio.................    $  27,643
                                                         -------------
                                                         -------------
Ratio of earnings to fixed charges.....................          .65
                                                         -------------
                                                         -------------
Amounts by which earnings were adequate (inadequate) to
 cover fixed charges...................................    $  (9,747)
                                                         -------------
                                                         -------------
Pro forma fixed charge for Preferred Stock dividend....       (5,916)
                                                         -------------
Amount by which pro forma earnings were (inadequate) to
 cover fixed charges and Preferred Stock
 dividend..............................................      (15,663)
                                                         -------------
                                                         -------------


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(1) Imputed interest on rents is calculated by taking 33% of total rents in each period presented.